Form C

Cover Page

Name of issuer:

I-PASS Patient Safety Institute, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/22/2016

Physical address of issuer:

161 Worcester Road
Suite 402
Framingham MA 01701

Website of issuer:

https://ipassinstitute.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

5,848

Price:

$8.55110

Method for determining price:

Preferred Stock is being offered at the same price as the Company sold Preferred Stock to investors between November 2016 and January 2017. See Question 13 for additional information on classes of Preferred Stock and their rights.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

2/1/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,132,328.00	$0.00
Cash & Cash Equivalents:	$1,072,883.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$340,694.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$2,167.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($675,094.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

I-PASS Patient Safety Institute, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Christopher Landrigan, MD, MPH	Pediatric Hospitalist & Research Director of the Inpatient Pediatrics Service	Boston Children's Hospital	2016
William Floyd	Chief Executive Officer	I-PASS Patient Safety Institute, Inc.	2016
Nancy Spector, MD	Associate Dean of Faculty Development	Drexel University	2016
Amy Starmer, MD, MPH	Associate Medical Director of Quality	Boston Children's Hospital	2016
Theodore Sectish, MD	Program Director and Vice Chair for Education	Boston Children's Hospital	2016
Timothy O'Shea	Vice President, Business Development	I-PASS Patient Safety Institute	2016
Zac Zeitlin	Managing Partner	New Ground Ventures	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
William Floyd	Chief Executive Officer	2016
William Floyd	President	2016
Scott Pitt	Chief Financial Officer	2016
Scott Pitt	Secretary	2016
Scott Pitt	Treasurer	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
	600,000 Shares of Common Stock, and 11,685 Shares of Series A Seed Preferred Stock. I-Pass EC Holdings, LLC was established to hold shares in the Company. 600,000 shares of Common Stock of the Company was issued to I-PASS EC Holdings, LLC in connection with the incorporation of the Company. The membership interests in I-PASS EC Holdings, LLC are held by, or controlled by, certain of the Company's founders: Chris	

I-Pass EC Holdings, LLC	Landrigan , Nancy Spector, Amy Starmer , Theodore Sectish, Dan West and Raj Srivastava. Certain of these individuals and their immediate family members, own an additional 11,685 shares of Series A Seed Preferred Stock which were purchased on the same terms as other purchasers of Series A Seed Preferred Stock between November 2016 and January 2017. None of the individuals has more than 20% of the voting power of the Company.	60.41

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> **Sales of our product licenses and the related revenue from those sales require**
> **significant time and effort and are therefore difficult to predict accurately. This unpredictability in the timing or amount of our receipt of revenue may cause our results of operations to vary considerably.**
>
> Our direct sales force's efforts to attract new customers require substantial time
> and effort, and we cannot assure you that we will be successful in establishing
> new relationships or maintaining or advancing our current relationships.
> Further, many of our customers typically require one or more internal levels of
> approval before they can purchase our products and services. As a result,
> during our sales efforts, we must identify multiple people involved in the purchasing decision and devote a sufficient amount of time to presenting our
> products and services to those individuals. The breadth of our offerings often
> requires us to spend substantial time and effort assisting potential customers
> in evaluating our products and services, including providing

demonstrations.
This process can be costly and time consuming, and we often do not know if any
given sales efforts will be successful until the latter stages of those efforts. Additionally, if we are unable to forecast market demand and conditions, we may not be able to expand our sales efforts at appropriate times and our revenue and related results of operations could be materially adversely affected.

Our failure to successfully develop, market or sell our products or adopt new
technology platforms could materially adversely affect our results of operations and financial condition.

The introduction of new products or updated versions of existing products has inherent risks, including, but not limited to, risks concerning: our customers choosing to adopt I-PASS, and engage us to support their adoption; product quality, including the possibility of software defects, which could result in the inability to sell our products; marketing effectiveness; and the accuracy of research or assumptions about the nature and extent of customer demand. We may need to adopt newer technology platforms for our enterprise software products as older technologies become obsolete. We cannot assure you that we will be successful in making the transition to new technology platforms for our products in the future. We may be unable to adapt to the new technology, may encounter errors resulting from a significant rewrite of the software code for our products or may be unable to complete the transition in a timely manner.

I-PASS can be implemented by hospitals on their own, or hospitals may choose to not implement any handoff system.

The I-PASS program can be implemented by a hospital on their own, and certain I-PASS implementation materials are available for free download on the internet. Accordingly, potential customers may choose to try to implement I-PASS without the assistance of I-PASS Institute's software or professional services. Additionally, hospitals may choose to not implement any formalized handoff system.

Our future revenue depends in part on our installed user base continuing to purchase new software licenses, and to renew initial agreements or purchase additional professional services. If then-existing customers do not continue, or expand, the use of our products or services our results of operations could be materially adversely affected.

The success of a portion of our strategic plan depends on our ability to satisfy our customers and see our customers continue to use our products. In future periods, then-existing customers may not decide to renew their contract for additional periods or other services. In the future, if we are not able to maintain a meaningful level of renewals of our then-existing customer contracts, our revenue and related results of operations could be materially adversely affected.

We depend on the services of key personnel to execute our business strategy. If we lose the services of our key personnel or are unable to attract and retain other qualified personnel, we may be unable to operate our business effectively.

We believe that the future success of our business depends on the services of a number of key management and operating personnel, including, in particular, certain of our founders. Some of these founders have strong relationships with existing and potential customers and our business may be harmed if those persons leave us. In addition, our ability to manage our growth depends, in part, on our ability to identify, hire and retain additional qualified employees. Further, we may be unable to attract and retain suitably qualified individuals, or maybe required to pay increased compensation in order to do so. If we are unsuccessful in attracting and retaining these key management and operating personnel, our ability to operate our business effectively could be negatively impacted and our business, operating results and financial condition would be materially adversely affected.

If we are unable to meet minimum future revenue requirements, we may not be able to maintain exclusivity of our licensed trademark.

Additionally, we are required to achieve certain minimum levels of sales to maintain exclusivity to the I-PASS service mark that we have licensed from Boston Children's Hospital, if we are unable to achieve such revenue levels, we may lose exclusivity to that license, which could impair our business, and our operating results and financial condition could be materially adversely affected.

If we are unable to protect our intellectual property and proprietary rights, our competitive position and our business could be materially adversely affected.

We regard the protection of our developed technologies and intellectual property rights as an important element of our business operations and as crucial to our success. Unauthorized use of our intellectual property and proprietary rights may reduce our revenue, devalue our brands and property and harm our reputation. We rely primarily on a combination of patent laws, trademark laws,copyright laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary technology. We generally require our employees, consultants and advisors to enter into confidentiality agreements. These agreements provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except under specific circumstances.

The laws in the United States and elsewhere change rapidly, and any future changes could materially adversely affect us and our intellectual property. Monitoring unauthorized use of our intellectual property is difficult and costly. Our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property.

Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. We may in the future need to initiate infringement claims or litigation. Litigation, whether we are a plaintiff or a defendant, can be expensive, time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business,whether or not such litigation results in a determination favorable to us. In addition, litigation is inherently uncertain, and thus we may not be able to stop our others from infringing upon our intellectual property rights.

We operate in an industry with intellectual property litigation. Claims of infringement against us could materially adversely affect our business, operating results and financial condition.

Our success depends, in part, upon us and our customers not infringing upon intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences. The technology industry generally is characterized by extensive intellectual property litigation. Many participants that own, or claim to own, intellectual property historically have aggressively asserted their rights. Many of our contracts provide our customers or partners with indemnification with respect to their use of our intellectual property. We cannot predict whether any existing or future third party intellectual property rights would require us to alter our technologies, obtain licenses or cease certain activities.

Future litigation may be necessary to defend ourselves, our customers or our partners by determining the scope, enforceability and validity of third party proprietary rights or to establish our proprietary rights. Regardless of whether claims that we are infringing patents or other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend and could: adversely affect our relationships with our current or future customers or partners; cause delays or stoppages in providing new sales of our products; divert management's attention and resources; require technology changes that would cause us to incur substantial cost; subject us to significant liabilities; and require us to cease certain activities. If any of these events were to occur, they could materially alter our product offerings and our business, operating results and financial condition could be materially adversely affected.

If we are unable to expand our presence outside of the United States, it could have a material adverse effect on our business, operating results and financial condition.

Our initial focus is on the United States market. If we are unable to expand, or alter our operations and our product offerings to meet demands of markets outside of the United States, or if the costs to expend our operations outside of the United States are excessive, our business, operating and financial condition could be materially adversely affected.

We may need to raise additional funds to support our business operations or to finance future acquisitions, including through the issuance of equity or debt securities, which could have a material adverse effect on our ability to grow our business.

If we do not generate sufficient cash from operations or do not otherwise have sufficient cash and cash equivalents to support our business operations or to finance future acquisitions, we may need to issue debt or equity, if prevailing market conditions are favorable. We may not be able to raise cash on terms acceptable to us or at all. Financings, if available, may be on terms that are dilutive to our shareholders, and the prices at which new investors would be willing to purchase our securities may be lower than the current price of our common shares. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our common shares. If new sources of financing are required but are insufficient or unavailable, we would be required to modify our plans to the extent of available funding, which could harm our ability to grow our business. We may have to, or choose to, seek loans from financial institutions. Typical loan agreements might contain restrictive covenants that may impair our operating flexibility. A default under any loan agreement could result in a charging order that would have a material adverse effect on our business, results of operations or financial condition.

Our business and products are dependent on the availability, integrity and security of our and other third party information technology systems.

Our, and certain of our third-party partners', information technology (IT) systems, including telecommunications, and related software applications are integral to our business. We rely on controls and systems to ensure data integrity of critical business information. Lack of data integrity could create inaccuracies and hinder our ability to perform meaningful business analysis and make informed business decisions. A number of websites have been subject to denial of service attacks, where a website is bombarded with information requests eventually causing the website to overload, resulting in a delay or disruption of service.Also, there is a growing trend of advanced persistent threats being launched by organized and coordinated groups against corporate networks to breach security for malicious purposes. If successful, any of these events could damage our computer or telecommunications systems or those of our customers and could disrupt or prevent us from providing timely maintenance services for our products. Computer programmers and hackers also may be able to develop and deploy viruses, worms and other malicious software programs that attack our products or otherwise exploit any security vulnerabilities of our products. The costs to us to eliminate or alleviate security problems, bugs, viruses, worms,malicious software programs and security vulnerabilities could be significant,and the efforts to address these problems could result in interruptions,delays, cessation of service and loss of existing or potential customers and may impede our sales, distribution and other critical functions.

Despite network security, disaster recovery and systems management measures in place, we may encounter unexpected general systems outages or failures that may affect our ability to conduct research and development, provide maintenance services for our products, manage our contractual arrangements, accurately and efficiently maintain our books and records, record our transactions, provide critical information to our management and prepare our financial statements. Additionally, these unexpected systems outages or failures may require additional personnel and financial resources, disrupt our business or cause delays in the reporting of our financial results.

We could be subject to potential product liability claims and third-party litigation related to our products and services, which could materially adversely affect our operating results and financial condition.

Limitation of liability provisions included in our license agreements may not sufficiently protect us from product liability claims because of limitations in existing or future laws or unfavorable judicial decisions. The sale and support of our products may give rise to claims in the future that may be substantial. Liability claims could require expenditure of significant time and money in litigation or payment of significant damages which could materially adversely affect our operating results and financial condition.

Our future results of operations could be materially adversely affected by
unanticipated performance problems or bugs in our software product offerings.

If the software products that we offer and continue to introduce are not accepted in the marketplace, our future financial results could be materially adversely affected. Most of our products are continually being enhanced or further developed in response to general marketplace demands. Accordingly, any unanticipated performance problems or bugs that we have not been able to detect could result in additional development costs, diversion of technical and other resources from our other development efforts, negative publicity regarding us and our products, harm to our customer relationships and exposure to potential liability claims. In addition, if our products do not enjoy wide commercial success, our long-term business strategy could be affected, which could materially adversely affect our business, operating results and financial condition.

Our business could be adversely affected by the loss of licenses to use third-party intellectual property or the lack of support or enhancement of such software.

We currently utilize a limited number of third-party software providers for inclusion of their intellectual property in our product offerings. If such third-party intellectual property were not available from these or alternative providers, we might experience delays or increased costs in the development of our products. These third-party intellectual property licenses may not continue to be available to us on commercially reasonable terms, and the intellectual property may not continue to be appropriately supported, maintained, or enhanced by the licensors. The loss by us of the license to use, or the inability by licensors to support, maintain, and enhance any of such intellectual property, could result in increased costs or in delays or reductions in product shipments until equivalent intellectual property is developed or licensed and integrated with internally developed intellectual property. Such increased costs or delays could adversely affect our business.

Management Discretion as to Use of Proceeds.

Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this Offering. The use of proceeds described below is an estimate based on our current business plan. We, however, may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

Control by Majority Stockholder.

I-Pass EC Holdings, LLC, a holding company owned by certain of the Company's founders, together with affiliated persons, holds approximately 60.41% of our voting stock, prior to the sale of shares in this offering. Following this offering, I-Pass EC Holdings, LLC will continue to hold greater than 50% of the voting stock of the Company. Therefore, investors in this offering will not be able to control the Company.

We may, but do not anticipate, paying dividends in the foreseeable future.

We do not currently pay dividends. Any future determination to declare dividends will be made at the discretion of our Board of Directors, subject to compliance with applicable laws, which may restrict or limit our ability to pay dividends, and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. We may, but do not anticipate, paying any dividends for the foreseeable future. As a result, a return on your investment will only occur if our share price appreciates.

Transferability and Liquidity of the Preferred Stock is not guaranteed.

Each investor agrees that it will acquire our Preferred Stock for investment purposes only and not with a view towards distribution. The Series A Preferred Stock may be transferable in certain cases, but is subject to a right of first refusal of the Company and other shareholders, and the Series B Preferred Stock is generally not transferable pursuant to the terms of the Second Amended and Restated Stockholders Agreement entered into by each investor. No public market exists for our Preferred Stock and no market is expected to develop. The Company cannot assure liquidity through an initial public offering, nor a sale of the Company.

Projections: Forward Looking Information.

Any projections or forward looking statements regarding our anticipated financial performance are hypothetical and are based on management's best estimate of the probable results of our operations, and will not have been reviewed by our independent accountants. These projections will be based on assumptions which management believes are reasonable. Some assumptions invariably will not materialize due to unanticipated events and circumstances beyond management's control. Therefore, actual results of operations will vary from such projections, and such variances may be material. Any projected results cannot be guaranteed.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering to expands certain sales and marketing activities, as well as certain research and development activities, depending on the amount that we raise, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: An offering of $50,000 will result in estimated net proceeds of $40,000 to the Company, after paying for attorney's fees and the 4% cash fee to wefunder. We will use that $40,000 to pay our sales and marketing costs, predominantly to pay recurring compensation costs to our internal sales team as we continue to bring in new customers.

If we raise: **$150,000**

Use of Proceeds: An offering of $150,000 will result in estimated net proceeds of $132,000 to the Company, after paying for attorney's fees and the 4% cash fee to wefunder. We will use that $132,000 to pay our sales and marketing costs, predominantly to pay compensation to our internal sales team as we continue to bring in new customers.

If we raise: **$250,000**

Use of Proceeds: An offering of $250,000 will result in estimated net proceeds of $226,000 to the Company, after paying for attorney's fees and the 4% cash fee to wefunder. We will use the majority of that amount, $176,000, to pay our sales and marketing costs, predominantly to pay compensation to our internal sales team as we continue to bring in new customers. Additionally, we will invest approximately $50,000 to enhance some features in our software as a service product offerings.

If we raise: **$500,000**

Use of Proceeds: An offering of $500,000 will result in estimated net proceeds of $464,000 to the Company, after paying for attorney's fees and the 4% cash fee to wefunder. We will use the majority of that amount, $297,600, to pay our sales and marketing costs, predominantly to pay compensation to our internal sales team as we continue to bring in new customers, as well as increasing our presence at certain industry tradeshows and events. Additionally, we will invest approximately $100,000 to enhance features in our software as a service product offerings, and to fund the release of additional modules and functionality of our offerings. At the level of increased sales leveraged through those efforts, we will use approximately $64,400 to increase our working capital funds needed to support cash flow timing of customer accounts receivable, as well as limited increases to our infrastructure supporting this growth.

If we raise: **$750,000**

Use of Proceeds: An offering of $750,000 will result in estimated net proceeds of $702,000 to the Company, after paying for attorney's fees and the 4% cash fee to wefunder. We will use the majority of that amount, $356,800 to pay our sales and marketing costs, predominantly to pay compensation to our internal sales team as we continue to bring in new customers, as well as increasing our presence at certain industry tradeshows and events, and increasing our product and company branding activities. Additionally, we will invest approximately $250,000 to enhance features in our software as a service product offerings, and to fund releases of additional modules and functionality of our offerings. At the level of increased sales leveraged through those efforts, we will use approximately $95,200 to increase our working capital funds needed to support cash flow timing of customer accounts receivable, as well as limited increases to our infrastructure supporting this growth.

If we raise: **$1,000,000**

Use of Proceeds: We will use the majority of this amount, to pay our sales and marketing costs, predominantly to pay compensation to our internal sales team as we continue to bring in new customers, as well as increasing our presence at certain industry tradeshows and events, and increasing our product and company branding activities. Additionally, we will invest approximately $350,000 to enhance features in our software as a service product offerings, and to fund the release of additional modules and functionality of our offerings. At the level of increased sales leveraged through those efforts, we will use approximately $124,000 to increase our working capital funds needed to support cash flow timing of customer accounts receivable, as well as limited increases to our infrastructure supporting this growth.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments"

screen.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

All investors investing $10,000 or more shall be issued shares of Series A Seed Preferred Stock at a price per share of $8.5511.

All investors investing less than $10,000 shall be issued shares of Series B Seed Preferred Stock at a price per share of $8.5511.

Series A Seed Preferred Stock and Series B Seed Preferred Stock are collectively referred to as "Preferred Stock" in this Form C.

The total number of shares of Series A Seed Preferred Stock and Series B Seed Preferred Stock to be offered is 116,944 for a total Offering amount of $1,000,000, provided that in no case with the proportion of number of shares of Series A Preferred Stock offered under this Offering exceed 105,249 shares. The number of shares of Series A Seed Preferred Stock and Series B Seed Preferred Stock to be issued within the total number of 116,944 shares will depend on the number of investors in the Offering who invest $10,000 or more and the number of investors in the Offering who invest less than $10,000. The Company reserves the right to limit the number of shares of Series A Seed Preferred Stock or Series B Seed Preferred Stock sold within that maximum amount. The Company reserves the right to discontinue the Offering at any time in its sole discretion.

The Series A Seed Preferred Shares being sold in this Offering are identical to the shares of preferred stock that the Company has outstanding immediately prior to this Offering.

The Company is currently also selling shares of Series A Seed Preferred Stock to accredited investors outside of the crowdfunding. Those Series A Seed Preferred Stock are being sold at the same terms of this offering.

Series A Seed Preferred Stock

The rights, preferences and privileges of the Series A Seed Preferred Stock are as follows:

Voting.
Each shareholder of Series A Seed Preferred Stock is entitled to a vote along with holders of common stock, based on the number of shares into which the Series A Seed Preferred Stock is convertible. Certain matters require a vote of the combined total shareholders who hold shares with voting rights, and certain matters require the affirmative vote of both the total shareholders who hold shares with voting rights, on an as converted basis, and also require the vote of the Series A Seed Preferred Stockholders.

Dividends.
The holders of Series A Seed Preferred Stock are entitled to dividends along with the holders of the Series B Seed Preferred Shares, pari passu, when and if declared by the Company's Board of Directors. As of the date of this Offering Memorandum, the Board of Directors has not declared any dividends.

Liquidation Preference.
In the event of any voluntary or involuntary liquidation of the Company, the holders of Series A Seed Preferred Stock, along with the holders of the Series B Seed Preferred Shares, pari passu, shall be entitled to be paid out the net assets of the Company, up to the liquidation preference, before any payment shall be made to the holders of common stock. The remaining assets, if any, shall be then distributed to all shareholders of the Company, based on the number of shares of common stock that are outstanding, or would be outstanding had the Preferred Stock converted into common stock. The aggregate liquidation preference of the Series A Seed Preferred Stock outstanding is $1,499,991 as of the date of this Offering Memorandum.

Conversion.
The Series A Seed Preferred Stock is convertible into common stock, automatically upon an initial public offering of the Company's common stock, or upon the change of control of the Company at the conversion rate then in effect, which is currently one share of common stock for each share of preferred stock.

Transferability.
The shares of Series A Seed Preferred Stock are transferable subject, other than in defined circumstances such as when shares are transferred into a trust or similar reason, to a right of first refusal of the Company, certain holders of Common Stock and the other holders of Series A Seed Preferred Stock. Additionally, certain holders of Common Stock and the other holders of Series A Preferred Stock shall have right of cosale with respect to such transfers. The shares of Series A Seed Preferred Stock are subject to a drag along in the event of a sale of the Company.

Redemption.
The Series A Seed Preferred Stock is not redeemable.

Information Rights.
The Series A Seed Preferred Stockholders are entitled to receive limited information from the Company, including a semi-annual report on the business and financial results.

Series B Seed Preferred Stock

The rights, preferences and privileges of the Series B Seed Preferred Stock are as follows:

Voting.
Each shareholder of Series B Seed Preferred Stock has no voting rights.

Dividends.
The holders of Series B Seed Preferred Stock are entitled to dividends along with the holders of the Series A Seed Preferred Shares, pari passu, when and if declared by the Company's Board of Directors. As of the date of this Offering Memorandum, the Board of Directors has not declared any dividends.

Liquidation Preference.
In the event of any voluntary or involuntary liquidation of the Company, the holders of Series B Seed Preferred Stock, along with the holders of the Series A Seed Preferred Shares, pari passu, shall be entitled to be paid out the net assets of the Company, up to the liquidation preference, before any payment shall be made to the holders of common stock. The remaining assets, if any, shall be then distributed to all shareholders of the Company, based on the number of shares of common stock that are outstanding, or would be outstanding had the Preferred Stock converted into common stock. The aggregate liquidation preference of the Series B Seed Preferred Stock outstanding is $0 as of the date of this Offering Memorandum. Conversion. The Series B Seed Preferred Stock is convertible into common stock, automatically upon an initial public offering of the Company's common stock, or upon the change of control of the Company at the conversion rate then in effect, which is currently one share of common stock for each share of preferred stock.

Transferability.
The shares of Series B Seed Preferred Stock are not transferable other than in defined circumstances such as when shares are transferred into a trust or similar reason.

Redemption.
The Series B Seed Preferred Stock is not redeemable.

Information Rights.
The Series B Seed Preferred Stockholders are entitled to receive limited information from the Company, including a semi-annual report on the business and financial results.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

- [x] Yes
- [ ] No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Pursuant to the Company's Second Amended and Restated Stockholders Agreement, all stockholders, including the holders of the Preferred Stock are required to vote their shares as specified in Article I of the Second Amended and Restated Stockholders Agreement with respect to the size and composition of the Company's Board of Directors and as specified in Article 3 of the Second Amended and Restated Stockholders Agreement with respect to a sale of the Company. See Appendix B, Investor Documents for the full terms of the Second Amended and Restated Stockholders Agreement. The Series B Seed Preferred Stock has no voting rights and, pursuant to the Second Amended and Restated Stockholders Agreement, is generally non-transferrable. Series B Seed Preferred Stock, and certain other transfer restrictions exist on Series B Seed Preferred Stock.

☐ No

16. How may the terms of the securities being offered be modified?

Certain of the terms and conditions applicable to the securities are specified in the Company's Second Amended and Restated Certificate of Incorporation. The Certificate of Incorporation may be amended or modified as follows:

At any time when shares of Series A Seed Preferred Stock are outstanding, the Company shall not amend, alter or repeal any provision of the Certificate of Incorporation in a manner that adversely affects the powers, preferences or rights of the Series A Seed Preferred Stock without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Seed Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect. At any time when shares of Series B Seed Preferred Stock are outstanding, the Company shall not amend, alter or repeal any provision of the Certificate of Incorporation in a manner that adversely affects the powers, preferences or rights of the Series B Seed Preferred Stock without the written consent or affirmative vote of the holders of at least a majority of (i) the then outstanding shares of Series B Seed Preferred Stock, or (ii) all Series Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no

force or effect.

Certain of the terms and conditions applicable to the securities are specified in the Company's Second Amended and Restated Stockholders Agreement. The Stockholders Agreement may be amended or modified as follows:

No waiver, modification or amendment of the Stockholders Agreement shall be valid or binding unless such waiver, modification or amendment is in writing and duly executed by: (a) the Company and (b) I-Pass EC Holdings, LLC, provided, however, that if any such waiver, modification or amendment treats the Management Stockholders (William Floyd, Timothy O'Shea and Scott Pitt) and/or, the holders of Series A Seed Preferred Stock differently in a material and adverse respect from its treatment of I-Pass EC Holdings, LLC, the separate approval of the holders of a majority of the voting stock held by the such Management Stockholders and/or holders of a majority of the Series A Seed Preferred Stock, as the case may be, shall also be required, provided, further, that amendment of the provisions applicable to the composition of the Board of Directors may not be amended with would consent of the majority of each voting class/group of stockholders to which board seats are allocated. Any waiver, modification or amendment of this Stockholders Agreement made in accordance with the foregoing will be binding on the Company and all stockholders.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock (list each class in order of preference):			
Series A Seed Preferred Stock	282,769	175,415	Yes
Series B Seed Preferred Stock	119,283	0	No
Common Stock	1,228,969	837,136	Yes
Other			

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	70,000

Describe any other rights:

The options noted above are the total options reserved in the Company's Stock Option plan, and are included in the authorized shares of common stock noted above.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The Company is offering Preferred Stock which generally has rights equal to or superior to the Common Stock currently outstanding.

Preferred Stock Dividend Rights:
The Company shall not declare, pay or set aside any dividends (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Preferred Stock simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series Seed Original Issue Price; provided that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock, the dividend payable to the holders of Preferred Stock shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The "Series Seed Original Issue Price" shall mean $8.5511 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock.

Preferred Stock Liquidation Preference:
In the event of (i) any voluntary or involuntary liquidation, dissolution or winding up of the Company, or (ii) closing of a Change of Control (as defined in the Certificate of Incorporation) which does yield proceeds sufficient to trigger mandatory conversion of the Preferred Stock, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to one (1) times the Series Seed Original Issue Price, plus any dividends declared but unpaid thereon (such amount, the "Liquidation Preference"). If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount of the Liquidation Preference, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

See question 13 above regarding the differences between the voting rights and transfer restrictions applicable to the Series A Seed Preferred Stock and the Series B Seed Preferred Stock. See question 16 above regarding rights to and process for amendment of the securities.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The Company is offering Preferred Stock which generally has rights equal to or superior to the Common Stock currently outstanding.

Common Stock

The rights, preferences and privileges of the Common Stock are as follows:

Voting.
Each shareholder of common stock is entitled to one vote. Dividends. The holders of common stock are entitled to dividends when and if declared by the Company's Board of Directors, subject to the preference rights of preferred stockholders.

Liquidation Preference.
In the event of any voluntary or involuntary liquidation of the Company, the holders of preferred stock shall be entitled to be paid out the net assets of the Company, up to the liquidation preference, before any payment shall be made to the holders of common stock. The remaining assets, if any, shall be then distributed to all shareholders of the Company, based on the number of shares of common stock that are outstanding, or would be outstanding had the preferred stock converted into common stock. The aggregate liquidation preference of the preferred stock outstanding is $1,499,991 as of the date of this Offering Memorandum.

Transferability.
The shares of common stock are transferable in certain circumstances. The Company, and then the other shareholders of Common Stock or Series A Seed Preferred Stock shall have a right of first refusal on any proposed transfer of common stock, other than in defined circumstances such as when shares is transferred into a trust or similar reason.

Vesting.
As of June 30, 2017, 69,999 shares of common stock are subject to vesting.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, and having certain additional control rights pursuant to the Second Amended and Restated Stockholders Agreement, I-PASS EC Holdings, LLC (the "Majority Shareholder") may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the Majority Shareholder may act to amend the Certificate of Incorporation, Bylaws or Stockholders Agreement of the Company, change the management of the Company, and control the timing and terms of sale of the Company, or all / part of the assets of the Company.

The Majority Holder may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings of securities and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are issued and exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company will likely be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The Preferred Stock being offered pursuant to this Form C are at the same price at which the Company most recently offered and sold such Preferred Stock to third parties in a negotiated transaction in which the Company and third party investors considered a number of factors, including but not necessarily limited to: prevailing market conditions, our financial information, estimates of our business potential, the present state of our development and other factors deemed relevant.

The offering price for the securities offered pursuant to this Form C does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we may perform valuations of our Preferred Stock and/or our common stock that take into account factors such as the following:

- unrelated third party valuations of our Preferred Stock and/or our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our the security being valued;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our the security being valued;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Company may but is not required to offer the Investor the opportunity to increase its investment in the Company in such a transaction. If an investor were to take advantage of such an opportunity, the dilutive effect of an additional issuance of securities could be offset, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company, and on the Majority Holder's voting and control powers to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company and the decision making of the Majority Holder. If the Majority Holder and the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

There is no indebtedness outstanding as of June 30, 2017.

The Company issued convertible promissory notes for an aggregate principal amount of $397,494 during the period ended December 31, 2016. Those convertible promissory notes, plus $8,168 of accrued interest (earned at a rate of 8% per annum), have been converted into shares of the Company's convertible preferred stock.

In November 2016, $203,818 of the convertible promissory notes and accrued interest was converted into 23,834 shares of convertible preferred stock. The remaining $201,844 of convertible promissory notes and accrued interest was converted into 23,603 shares of convertible preferred stock in January 2017.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2016	Section 4(a)(2)	Convertible Note	$397,494	General operations
1/2017	Regulation D, Rule 506(b)	Priced Round	$1,500,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

On June 9, 2016 the Company issued 600,000 shares of common stock to a I-PASS Holdings EC, LLC, for services and other consideration rendered to the Company. I-PASS holdings EC, LLC is owned by the six founders of the Company: Chris Landrigan, Nancy Spector, Amy Starmer, Theodore Sectish, Dan West and Raj Srivistava. The value of the shares at the date of the issuance was $0.17 per share and the total expense recognized was $102,000.

On June 9, 2016 through June 28, 2016 the Company entered into Restricted Stock Agreements (RSAs) with William Floyd, Tim O'Shea and Scott Pitt for the issuance of a total of 210,000 shares of common stock. Each RSA contains restrictions on the transfer of the shares of common stock, such that the shares vest ratably during 2016 to 2018. These shares were valued at a price of $0.17, which was the per share value at the Issuance Dates. The RSAs contain repurchase options whereby if the employee or consultant relationship with the Company terminates for any reason, the Company will repurchase any unvested shares at the original price per share paid by the employee for such shares.

On various dates between July 1, 2016 and January 20, 2017, certain of our officers and directors (William Floyd, Tim O'Shea, Christopher Landrigan, Nancy Spector and Dan West), or their family members, purchased convertible notes that were converted to Series A Seed Preferred Stock, or purchased Series A Seed Preferred Stock directly. The terms of these purchases of the convertible notes or Series A Seed Preferred Stock were the same terms offered to third parties who purchased convertible notes and Series A Seed Preferred Stock. These purchases of Series A Seed Preferred Stock, plus the conversion of the convertible notes and accrued interest, represent a combined 115,716 shares of Series A Seed Preferred Stock, or 66.9% of the total 175,415 shares of Series A Seed Preferred Stock that were issued from November 2016 to January 2017.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Financial Statements

Our financial statements for the period beginning April 22, 2016 (inception) and ending December 31, 2016 can be found in Exhibit B to the Form C of which this Offering Memorandum forms a part.

Financial condition

Overview

We were incorporated in April 2016. We provide hospitals with implementation tools in the form of several software as a service (SaaS) solutions, and customized training and expert consultation to facilitate adoption of I-PASS, and ensure long-term sustainment. With the use of the Company's software and professional service offerings, hospitals can implement I-PASS using a fraction of the time and resources they would spend doing it themselves.

I-PASS is an evidence-based package of interventions created to reduce communication failures during patient handoffs. A patient handoff occurs each time there is a shift change between medical professionals, as well as when a patient is transferred from one department in a hospital to another department. Handoffs within health care settings are not historically formally taught, are non-standardized, and vary both within an institution and across institutions. Each handoff represents a critical moment in patient care. When an incomplete handoff is conducted, a medical error may arise.

Since our inception, we have invested in the development of our SaaS product offerings and enhancing related training programs and methodologies that allow for I-PASS to be adopted more easily by hospitals. We also have invested in building our sales, marketing and project management / execution capabilities to allow us to serve more institutions. In December 2016, we entered into an exclusive trademark license with Boston Children's Hospital for the use of I-PASS in connection with handoffs in a clinical setting.

Our SaaS product offerings, I-PASS Learning and I-PASS Observation and Measurement, have each been put into commercial release earlier in 2017. Our SaaS product offerings are hosted by reputable third party data service providers.

We currently have 4 full time employees, and 1 contract employee who devotes approximately two-thirds of his time to the business. Additionally, our founders are actively involved with the Company, and with each devotes up to 20% of their time to the business. We operate out of a 1,500 square foot general use office that we lease in Framingham, Massachusetts.

Operating Results

Period Beginning April 22, 2016 (Inception) and Ending December 31, 2016.

We signed our first customer contract in the period ended December 31, 2016, but revenue was deferred during that period, as our products were not yet in commercial release. We incurred certain costs related to the servicing of revenue generating activities, and expensed those costs as incurred.

Research and development costs in the period ended December 31, 2016 were $348,240. Those amounts relate to the design and development of our I-PASS Learning product and our I-PASS Observation & Measurement product. Research and development costs also include $45,441 of non-cash related costs for the common stock issued to our founders and management, representing services and other consideration rendered to us. Our facility and related costs are allocated to all operating expense areas.

Sales and marketing costs in the period ended December 31, 2016 were $187,590, and were attributed to salaries for sales personnel, costs incurred for branding and messaging associated with our company and products, and our participation in tradeshows and conferences. Sales and marketing costs also include $45,441 of non-cash related costs for the common stock issued to our founders and management, representing services and other consideration rendered to us. Our facility and related costs are allocated to all operating expense areas.

General and administrative costs in the period ended December 31, 2016 were $126,869, and were attributed to legal and other consultants used during the year to support our creation and administration, as well as to salaries associated with these activities. General and administrative costs also include $46,818 of non-cash related costs for the common stock issued to our founders and management, representing services and other consideration rendered to us. Our facility and related costs are allocated to all operating expense areas.

Liquidity and Capital Resources as of December 31, 2016

We raised $1.5 million in funding in 2016 through the issuance of convertible notes and Series A Seed Preferred Stock. As of December 31, 2016, $1,298,477 of that amount is recorded as Series A Seed Preferred Stock and $201,844 is recorded as convertible promissory notes and accrued interest, those promissory notes and accrued interest were converted to Series A Seed Preferred Stock in January 2017.

As of December 31, 2016 we had a cash balance of $1,072,883.

Financial Operating Update for the Period January 1, 2017 to June 30, 2017

We incurred an average monthly net cash loss of $72,000 in the second quarter of 2017 (which for the was composed of a monthly average of $13,000 of revenue, and operating expenses of $85,000). The $85,000 of average monthly expenses in the second quarter is a 43% reduction from average monthly expenses of $147,000 during the first quarter of 2017. That decrease is in line with our expectations following our having finished certain activities in the first quarter of 2017, including: (1) the development of our initial product releases, (2) certain marketing activities for branding of the company and (3) certain trade shows that we participated in during the first quarter of 2017.

Liquidity as of June 30, 2017

As of June 30, 2017, we had $301,300 of cash on hand, and $80,200 of accounts receivable. As of July 28, 2017 we additionally have contracts from customers that include committed payments of $93,400 that are due at varying dates in 2017, bringing current and our available 2017 cash resources to $474,900.

Our near-term focus and cash needs relate primarily to sales and marketing activities, including personnel expenses; development expenditures related to our refinements to our software products that are now in commercial release; and, our relatively low administrative costs related to our facilities and ongoing operating costs such as insurance and attorney fees. Included in our run rate expenses in the second quarter of 2017 are certain expenses that could be further reduced if necessary to manage our cash resources for a longer period of time.

Based on our available cash resources and ability to control our expenses, we believe that we have the ability to continue our operations through March 2018 without bringing in additional resources through the funds raised through this crowdfunding, and before the impact of anticipated new customer sales that we hope to close in the coming months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

[redacted]



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INVEST IN I-PASS PATIENT SAFETY INSTITUTE

Saving lives by reducing medical errors caused by communication failures

$0
raised of $50K goal

$500 min INVEST
by Wefunder Portal LLC

Priced Round
$9.5M pre-money valuation | **$8.55**/share
If you invest, you're betting I-PASS Patient Safety Institute will be worth more than $9.5M in the future.

INVESTOR PERKS

$1,500+	Your name listed on the Company's website as an investor.
$5,000+	I-PASS Promotional Kit: I-PASS branded medical scrub top, badge pull and lanyard.
$10,000+	Voting Rights
$25,000+	Your name placed into the I-PASS Virtual Immersive Learning product (for example, as a "patient", or in a background poster). A screenshot will be printed, signed by our founders, framed and sent to you.
$55,000+	You and one guest can come hang out with one of our founders and our CEO in Boston. Includes gourmet dinner with a founder and our CEO, one round of golf at a top 100 golf course in the US with our CEO, two nights hotel at a premier hotel, meals during your stay. You pay the airfare to Boston.

"We help save lives by improving verbal and written communications that occur between healthcare providers during handoffs of patient care. Handoffs are critical moments in a patient's care and take place at all shift changes of medical providers as well as when patients are transferred to a different department in a hospital. We help hospitals and healthcare better communicate with our multi-faceted tools and services that we have developed over years of experience.



Chris Landrigan, MD, MPH
FOUNDER & BOARD MEMBER, I-PASS PATIENT SAFETY INSTITUTE

OUR AMBITION

We are focused on improving patient safety by reducing medical errors caused by communication failures. Medical errors are the 3d leading cause of death in the U.S. The I-PASS handoff method is considered a best-practice standard of patient care. Through the use of our web-based tools and the expertise of our team, we seek to accelerate the adoption of I-PASS at hospitals in the U.S. and ultimately worldwide. Our success will lead to increased patient safety and a reduction of healthcare costs.

KEY FACTS

- Software as a service offering in commercial release in Q1'17 following our initial $1.5M sale of equity.
- $7M of clinical research proves 30% decrease in adverse medical events with implementation of the I-PASS Handoff program.
- April 2017, the I-PASS Study Group was by awarded the John M. Eisenberg Award for Innovation in Patient Safety & Quality by the Joint Commission and National Quality Forum.
- I-PASS was the winner of the 2014 Cox Award & Finalist in the 2015 Harvard Business School / Harvard Medical School Health Acceleration Challenge.
- A recent analysis of a large portion of national malpractice claims data from 2001 to 2011 showed that the use of a handoff process and tool, such as I-PASS, could reduce malpractice claims by 18%, or over $12 billion annually in the U.S.

DOCUMENTS

I-PASS_Institute_Business_Plan.pdf

https://ipassinstitute.com *from SUITE 402 MA*

SOFTWARE HEALTHCARE B2B TECH SAAS SOCIAL IMPACT EDUCATION SERVICES PATIENT SAFETY

THE BUZZ ABOUT I-PASS PATIENT SAFETY INSTITUTE

Healthcare has changed dramatically and handoffs, which were never very good, have not become dangerously inadequate. This has become more acute with a greater range of diagnoses and treatments, team-based care and work hour restrictions. We lag far behind other high reliability professions.

Dr. David Shahian, MD

Vice President, Edward P. Lawrence Center for Quality and Safety, Massachusetts General Hospital

I-PASS has made a significant improvement in patient safety at Lucile Packard Children's Hospital Stanford, and we are now spreading it across Stanford Medical Center as well. I have seen first-hand how the I-PASS framework has helped expose potential patient safety errors, and saved patients from having to experience these errors. This is the single most effective patient safety educational bundle that I have seen in my 9 years of program leadership!

Becky Blankenburg, MD, MPH

Stanford Health Care, Clinical Associate Professor, Pediatrics

Every patient knows that poor communication can lead to errors. I-PASS is a simple, structured communication method that has led to a 30% reduction in medical error in pilot hospitals. There are very few interventions in the world that can claim that kind of success rate.

Helen Haskell

Mother and Founder of Mothers Against Medical Error

As an investor, I look for businesses that are positioned to deliver superior returns. I believe the market opportunity for I-PASS offerings is significant and the industry is ripe for the establishment of a standard. The intellectual property from the I-PASS studies and the licensed trademark are key assets supporting I-PASS becoming the market standard. An excellent foundation has been laid, success is now up to the experienced management team to execute and seize their first mover advantage.

David Rochon

Co-founder & CEO, SavingStar, Inc.

I have been in healthcare my entire career running a multi-million-dollar medical company. I am aware of the patient safety issues that hospitals face. When I reviewed the I-PASS program and offering I quickly knew that this offering could have an enormous impact on hospital, malpractice carriers and more importantly patients' lives. I am thrilled to be an investor and believe that this will be an important long term investment for me and for healthcare.

Steve Vail

Former SVP Global Marketing & Corporate Compliance, Atrium Medical

crico | Protecting Providers. Promoting Safety.

CRICO Supports I-PASS Study Group: Eisenberg Award Recipient

April 28, 2017

CRICO Supports I-PASS Study Group: Eisenberg Award Recipient

Becker's Hospital Review

Joint Commission, NQF name 3 Eisenberg Patient Safety award winners

April 5, 2017

The Joint Commission and the National Quality Forum announced Tuesday the three winners of the 2016 John M. Eisenberg Patient Safety and Quality Awards. The award, named after John M. Eisenberg, MD, the former administrator of the Agency for

Boston Children's Hospital Awarded John M. Eisenberg Award for Leading the I-PASS Study Group

March 23, 2017

"Because we know that miscommunications so commonly lead to serious medical errors, and because the frequency of handoffs in the hospital is increasing, there is no question that high-quality handoff improvement programs need to be a top priority

Shift Changes in Hospitals Can Put Patients at Risk

June 14, 2014

A study finds miscommunication during the crucial "handoff" of a patient from one doctor to another is a frequent cause of hospital errors.

Mass. Doctors Discuss Results, Impact of Communication Research

January 26, 2014

(NECN) - Boston Children's Hospital is a national leader in research of child illnesses. New research is helping children recover faster by eliminating medical errors. Doctor Amy Starmer and Dr. Chris Landrigan, who worked on this research, joined us for

Improved patient 'hand-off' at hospital shift changes reduced errors - The Boston Globe

December 4, 2013

It happens two or three times a day in hospitals: Doctors hand off their patients to the next shift, sometimes standing in the hallway with their pagers ringing and the frenzy of the hospital swirling around them. Important information about a patient's

THE PROBLEM: MEDICAL ERRORS ARE THE 3RD LEADING CAUSE OF DEATH IN THE UNITED STATES.

Communication errors, including those that occur during a "handoff", which occurs during every shift change at a hospital, and when a patient moves locations at a hospital, are a leading cause of medical errors. Almost half of the sentinel events (unexpected occurrences involving death or serious... [+ READ MORE]


Medical Errors 251k
Cancer 585K
COPD 149k
All Causes
2.6 million
Suicide 41K
*British Medical Journal 2016; 353:i2139 (Published 03 May 2016)
Heart Disease 611K
Firearms 34K
Motor Vehicles 34K

THE SOLUTION: I-PASS

I-PASS is a multi-faceted program that standardizes verbal and written communications used during a patient handoff. I-PASS was developed over a nearly 10-year period, with the support of over 150 medical professionals, funded by $7 million in grant funding from a number of sources, including the following:

These rigorously designed research studies demonstrated a 30% reduction in rates of preventable harmful medical errors following implementation of the I-PASS Handoff Program. Academic studies documenting the impact of I-PASS have been reported in a number of leading medical journals and publications, including:

Through the research and studies, I-PASS has evolved and currently consists of a series of complementary handoff improvement interventions organized around “I-PASS” (I: Illness Severity, P: Patient Summary, A: Action List, S: Situation Awareness and Contingency Plans, S: Synthesis by Receiver) —a… [+ READ MORE]


I-PASS Mnemonic
A Standardized Structure for Communication
I
Illness Severity
Stable, Watcher,” Unstable
P
Patient Summary
Summary statement; events leading up to admission; hospital course; ongoing assessment; plan
A
Action List
To do list; timeline and ownership
S
Situation Awareness & Contingency Planning
Know what’s going on; plan for what might happen
S
Synthesis by Receiver
Receiver summarizes what was heard; asks questions; restates key action/to do items

The additional components of the I-PASS program that have evolved through the research and I-PASS studies, and include: training programs, integration of the standard structure into computerized handoff tools within the electronic medical record, structured observations of handoffs in the clinical… [+ READ MORE]


I-PASS Handoff Program Summary
Excellent Benefits to All Stakeholders
Patient
Medical Staff
Hospital
Insurer
30% reduction in Preventable Adverse Events
23% Reduction in All Medical Errors
Handoff does not add time to the handoff process – Time Neutral
Significant Financial Benefits due to reduction in errors
Improved Quality of Care and Safety Culture

I-PASS PATIENT SAFETY INSTITUTE: SCALING I-PASS FOR BROAD ADOPTION

In evaluating how to scale I-PASS for broader hospital dissemination it became clear that starting a company to scale the initial academic framework that was developed through the studies was necessary. In April 2016, the I-PASS Patient Safety Institute was founded. Over the past year, leveraging... [+ READ MORE]



I-PASS Web Portal
I-PASS CERTIFIED MENTOR
I-PASS PROGRAM MANAGER



I-PASS
Virtual Immersive Learning



I-PASS
Observation Measurement



I-PASS Portal &
Implementation Guide



I-PASS
Mentor Services



I-PASS
EHR Integration
Services
Chris Landrigan, MD, MPH

HOW WE MAKE MONEY

We market our software as a service (SaaS) offering and related professional services that are delivered by our experienced team to hospitals. We developed and built out our initial Virtual Immersive Learning and Observational Measurement software products over the past year, and those products... [+ READ MORE]



Software Access & Data Fees
Recurring fees to access our software offerings and analytics and benchmarking based on data created through the use of the software.
Virtual Immersive Learning
Observation Measurement
Analytics & Benchmarking
Expert Implementation Guidance & Support
Experienced I-PASS mentors guide the deployment process, including leveraging our proprietary implementation guide developed through over 50 deployments in I-PASS studies.
Certified Mentor
Implementation Guide
Program Manager
EHR Integration Software & Services
Includes Expertise from our Certified Mentors & Recurring Software Fees Shared with Third Party Providers
Certified Mentor
EHR Integration Software

SIGNIFICANT MARKETS FOR OUR SOFTWARE AND SERVICE OFFERINGS

OUR INITIAL MARKET

Our initial market, based on our existing products and services, are targeted to the communication between medical professionals used in hospital inpatient settings. We are initially focused on the U.S. market, but our products have applicability across the globe. Within the U.S.... [+ READ MORE]

4,862
Total U.S. Hospitals

$500 million
Estimated U.S. Market for Our Services

OUR FUTURE MARKETS

Our existing products and services are targeted to the communications between medical professionals in hospital inpatient settings. I-PASS also has applications to handoff communications that are outside of those that take place solely between medical professionals. The I-PASS... [+ READ MORE]



2017
2018
2019
2020
2021
2022
2023+
Estimated Timing of Rollout to of I-PASS in various Markets & Applications
I-PASS used in an inpatient setting
(Current Products to U.S. Market)
I-PASS used in an inpatient setting
(Current Products to worldwide (WW) Markets)
Patient & Family I-PASS
(WW Markets)
Ambulatory I-PASS
(WW Markets)

REDUCING COSTS IN THE MEDICAL SYSTEM

A byproduct of our mission is that we also reduce costs within the medical system. By improving handoffs, and reducing medical errors, the downstream costs associated with those medical errors are removed from our healthcare system. A 2010 study indicated that 2.4% of all annual healthcare... [+ READ MORE]



$70.8B
Total Medical Liabilities
$36.8B
Result from Communication Errors
$15.2B
Due to Handoff Errors
$12.7B
Preventable with I-PASS

Our Journey So Far



Initial Single Site Study Begins

I-PASS is born at Boston Children's Hospital.

July 2009

9 Site I-PASS Study Begins

January 2011

32 Site SHM Mentored Implementatation Study Begins

March 2014

Winner Cox Award

Finalist in HBS/HMS Health Care Acceleration Challenge.

November 2014

I-PASS Patient Safety Institute Founded

April 2016



First Sale to Customer

Nationally Recognized Hospital.

September 2016


STOCK CERTIFICATE

Friends and Family Preferred Stock Round

November 2016 - January 2017


add to cart

Products are Commercially Released

March 2017


ALITY FORUM

I-PASS Study Group Wins Eisenberg Award

April 2017



Targeting being in ~15 customer accounts

Q4 2017



Patient & Family I-PASS Published Results

Q1 2018



Targeting being cash flow positive

Q4 2018

LETTER FROM OUR FOUNDER

Dear potential I-PASS investors and supporters,

For decades, the healthcare community has known that medical errors are a major problem in our hospitals. Far too many patients die or are harmed as a consequence of care they receive, despite the best intentions of their doctors and nurses. Miscommunications are a leading cause of these harms, particularly during "handoffs" at change of shift or when a patient changes locations in the hospital. At an average sized U.S. hospital, there are approximately 1.6 million handoffs every year. We developed I-PASS, a multi-faceted handoff improvement program, to fix this problem.

Over the past nearly 10 years, I have had the honor of working with the five physician co-founders of the I-PASS Patient Safety Institute, as well as over 150 physicians, nurses, family advocates, and others to carry out a series of studies to look at what happened when we put I-PASS into practice. Since we started I-PASS in 2009, the program has been extensively refined, tested and adapted, and well-integrated into doctors' and nurses' workflow patterns.

SHOW MORE

MEET THE FOUNDERS



Chris Landrigan, MD, MPH

Founder & Board Member

Principal Investigator, Executive Council member of I-PASS Study Group. Pediatric hospitalist at Boston Children's Hospital. Associate Professor of Pediatrics and Medicine at Harvard Medical School.



Daniel West, MD

Founder

Professor of Pediatrics, Director of the Residency Program and Vice-Chair for Education in the Department of Pediatrics at the University of California, San Francisco.



Nancy Spector, MD

Founder & Board Member

General pediatrician. Former Pediatric Residency Program Director, St. Christopher's Hospital for Children. Professor and Associate Dean of Faculty Development, Drexel University College of Medicine.



Raj Srivastava, MD, FRCP(C), MPH

Founder

Various roles at Intermountain Healthcare, including Asst VP Research. Pediatrics Professor at the University of Utah in the Division of Inpatient Medicine. Practicing pediatric hospitalist.



Amy Starmer, MD, MPH

Founder & Board Member

Assistant Professor, Pediatrics at Harvard Medical School. Director of Primary Care Quality Improvement and Associate Medical Director of Quality, Department of Medicine at Boston Children's Hospital.



Theodore C. Sectish, MD

Founder & Board Member

Program Director Boston Children's Hospital & Vice Chair for Education. Professor of Pediatrics, Harvard Medical School. Senior Mentor, Society for Hospital Medicine Mentored Implementation project.

AND THE REST OF THE TEAM



Christina Hazekamp

Project Manager

Joined us as Program Manager, currently pursuing her Master of Public Health. She brings her knowledge of public health and background in clinical nutrition assist customers I-PASS implementations.

in



Bruce Diamond

Vice President, Sales

Sales and marketing leader with a track record of developing and executing commercial strategies within the healthcare IT and medical device spaces. He has worked with innovative medical device and software companies.

in



William Floyd

Chief Executive Officer

Senior executive in the medical industry for 30+ years at three Fortune 500 Medical companies as well as two early stage start-up ventures. Most recently, was President and CEO of CSA Medical.

in



Tim O'Shea

Vice President, Business Development

Seasoned executive including 20+ years at Boston Scientific in senior sales, marketing and research functions. First-hand knowledge of governance, financial, legal issues and strategic transactions.

in



Scott Pitt

Chief Financial Officer

Financial Executive at private and public software, SaaS and service companies. 20+ years managing finance operations, M&A, financing transactions as CFO, Controller and similar roles.

in

RAISED $1,500,000 FROM 0+ INVESTORS

William Floyd

Medical Executive-35 years global experience, CEO/President, Commercial Competency: marketing and sales, capital raise experience, Experienced in both Fortune 500 and early stage companies .

New Ground Ventures

An investment platform funding impact-minded, early stage companies. Led by Zac Zeitlin, previously a co-founder and head of Principal Finance business of Silver Point Capital.

David Rochon

Co-founder/CEO SavingStar, Inc. Previously, president, Upromise, Inc.

Steve Vail

Former SVP Global Marketing & Corporate Compliance, Atrium Medical

Jim McElligott

Tim O'Shea

MORE INVESTORS

DETAILS

How will you make money?

We market our software as a service (SaaS) offering and related professional services that are delivered by our experienced team to hospitals. We built out our initial training and observational measurement software over the past year, and those products went into commercial release in the first quarter of 2017. We also have relationships with other third party companies to provide the technology for our electronic healthcare software as a service offering. We sell term-based licenses to hospitals to use our software as a service offerings. Our professional mentor services are provided to hospitals for a fee as well, often in connection with our licensed software, and at times as a standalone fee charged to hospitals. When sold standalone, those professional services are generally in the context of an initial evaluation study to help hospitals assess their current capabilities as relates to handoff communications, and therefore build a value proposition for a broader implementation of our product and service offerings.

Who are your competitors? How are you different?

The historic studies that were conducted for I-PASS have been structured and executed in order to provide statistically valid, evidence-based results. I-PASS is the only program that we are aware of that offers such results. We have built the I-PASS Institute's product and service offerings based on these findings, and we are not aware of any other communication standards that measure up to such rigor.

We have entered into an exclusive trademark license agreement with Boston Children's Hospital in December 2016 for the use of the I-PASS trademark in connection with handoffs in a clinical setting in the United States, excluding one branch of the U.S. government. The Company has the exclusive right to use the trademark for an initial period of 48 months, which may be extended indefinitely if we reach certain minimum revenue levels in future periods, as defined in our agreement with Boston Children's Hospital.

Hospitals may elect to try to implement the I-PASS program on their own, using their own staff and other resources to do so. A recent publication documenting the implementation of I-PASS at a large academic medical center noted that the adoption required major cultural change. Additionally, the article noted that assuring consistent and sustained adoption across all services is more challenging, requiring adaptation of the basic I-PASS structure to individual hospital needs and workflows.

How big is your initial market?

We are initially pursuing the U.S. hospital market with respect to communication between medical professionals. Within that market, our larger opportunities are directed at large academic medical centers, and our offerings are applicable to nearly all hospitals with inpatient services. We estimate this U.S. market for our products and services to be in excess of $500 million per year.

The initial studies of I-PASS related to communication between healthcare professionals, and those studies have been primarily in the U.S. Notwithstanding the location of the I-PASS studies, the use and value of I-PASS is equally valid worldwide, and we plan to pursue markets outside of the U.S. We estimate that market outside of the U.S. to exceed the size of the U.S. market.

Do you have plans for additional growth?

In addition to I-PASS being used for communication among medical professionals, the I-PASS Study Group is currently broadening I-PASS studies for use in the communication between: (i) medical professionals and the patient / the patient's family (Patient and Family I-PASS), and (ii) the use of I-PASS in an outpatient setting (Ambulatory I-PASS). Pending the results of those studies, we believe that these may be incremental markets for us in the future.

What is your current liquidity, and what will you do with the money you receive from this financing round?

As of June 30, 2017, we had $301,300 of cash on hand, and $80,200 of accounts receivable. As of July 11, 2017 we additionally have contracts from customers that include committed payments of $93,400 that are due at varying dates in 2017, bringing current and our available minimum 2017 cash resources to $474,900.

We had previously raised $1.5 million through the issuance of preferred stock. From our inception through Q1'17 we used a large portion of those funds to develop our software as a service product offerings, and to build out our sales and marketing channels, and for other organizational startup needs.

During the second quarter of calendar 2017, with our initial products having gone into commercial release at the end of Q1 2017, we have reduced our relative expenditures for research and development activities, but do continue to spend on the improvement and breadth of our products. Similarly, we have completed many branding and other marketing activities during the first quarter of 2017. With the completion of certain of those activities, our cash burn rate reduced by 42% in Q2 2017.

With the net proceeds that we receive from this financing round we will expand our sales and marketing efforts to reach our target audience of hospitals located in the United States, and opportunistically in any other regions of the world. We will also be continuing to provide updates and expansions to our software as a service offerings. We will also be evaluating the appropriate time for investment of our next potential products for I-PASS Patient & Family.

Why do you have two series of preferred stock being sold? How does this preferred stock being sold compare to the preferred stock you sold historically?

We are selling our Seed Preferred Stock in this offering. We are selling the Seed Preferred Stock, as we believe that all of our shareholders should have the ability to participate in the upside of the Company from the initial time that they invest. The per share price of the Seed Preferred Stock, $8.5511 per share, is identical to the $1.5 million of preferred stock that we sold in late 2016 and early 2017 to our 'friends and families'. We also brought on an independent director to our Board of Directors in November 2016, in connection with the investment from the Seed Preferred Stock shareholders (elected by the majority of the Series A Seed Preferred Stockholders).

The Series A Seed Preferred Stock is identical in all terms to that sale sold to our 'friends and families' and is being offered to accredited investors that invest a minimum of $10,000 in this offering.

The Series B Seed Preferred Stock is very similar to the Series A Seed Preferred Stock, but does not include voting rights and does not include certain other transfer rights. We have limited the voting and transfer rights of the Series B Seed Preferred Stock to allow us to manage our costs and administrative requirements associated with those attributes, while allowing each shareholder to participate on an equal economic benefit of the upside on their investment.

Additional detailed information related to our two classes of Preferred Stock can be found in our Investment Agreement and our Form C.

I see that you were incorporated in April 2016, but discuss I-PASS as far back as 2009. Did something happen?

The founders of our company were initially involved in research studies as far back as 2009. Those studies resulted in the I-PASS program, based on the I-PASS mnemonic used to help memorize the steps in the communication standard that was being developed, but also including broader elements related to the written and verbal communication process.

The research group aptly named themselves the "I-PASS Study Group". The I-PASS Study Group continues to exist, and continues to conduct research on additional ways that I-PASS can contribute to patient safety.

Based on the positive results from the initial research of how medical professionals communicate with each other, our founders wanted to more broadly disseminate the use of I-PASS, in order to contribute to patient safety. Following a recommendation that came out of the Harvard Business School / Harvard Medical School Health Acceleration Challenge, our founders decided to start a company that could commercialize their research, allowing for the expanding use of I-PASS.

So, although we, as a company, are only a year old, our foundation is nearly ten years old, and includes $7 million of grant funding to develop the I-PASS method of communication.

What is your exit strategy? And when would you expect that to occur?

We are building the I-PASS Patient Safety Institute as a standalone, self-sufficient company. We believe that that allows us the best paths for long-term success of all constituents. As a standalone, self-sufficient company we will put ourselves in a position to potentially become a public company if that path made sense for us (and our management team has experience running and managing public companies). Similarly, it is very conceivable that we would be an attractive target for acquisition by another company at some point in the future. It is too early to predict any specific outcome, and such a determination is likely more than a couple of years out. Accordingly, we are currently focusing our efforts on building a world class company that enhances patients safety and drives down costs in our healthcare system.

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RISKS SPECIFIC TO I-PASS PATIENT SAFETY INSTITUTE

1.

Sales of our product licenses and the related revenue from those sales require significant time and effort and are therefore difficult to predict accurately. This unpredictability in the timing or amount of our receipt of revenue may cause our results of operations to vary considerably.

Our direct sales force's efforts to attract new customers require substantial time and effort, and we cannot assure you that we will be successful in establishing new relationships or maintaining or advancing our current relationships. Further, many of our customers typically require one or more internal levels of approval before they can purchase our products and services....

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

I-PASS Patient Safety Institute is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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3rd

Scott Pitt

Financial and Management Executive

I-PASS Patient Safety Institute • Bentley University

Greater Boston Area • 444

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Financial executive with over 25 years of experience at venture-backed and public companies, and across multiple industries including technology (such as software, SaaS, hardware); healthcare (devices and biotechnology), and s…

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Experience

Chief Financial Officer
I-PASS Patient Safety Institute
Jun 2016 – Present • 1 yr 3 mos
Greater Boston Area

I-PASS Patient Safety Institute is a provider of professional services and SaaS solutions to hospitals. Part-time CFO beginning in June 2016, converting to full-time CFO in January 2017. Began as a founding member of the business team working to turn I-PASS into a commercial business. Responsibilities include developing the business model; assessing and supporting the development of the software and service offerings; fundraising activities and investor communications / outreach; development of corporate policies and responsibility for corporate governance matters; financial reporting and forecasting; and human resource and facilities functions.

Part-Time Chief Financial Officer
WegoWise, Inc.
Jun 2016 – Dec 2016 • 7 mos
Boston, MA

Part-time CFO reporting to CEO. Responsibility for the accounting, forecasting and financial reporting of Wegowise. Co-managed accounting staff, and participated as member of the management team, involved in some day-to-day activities, as well as the strategic direction of the Company.

President & Founder
Sonoron Financial Group LLC
Jan 2016 – Dec 2016 • 12 mos

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Education

Bentley University
BS, Accountancy
1986 – 1990
Activities and Societies: Model United Nations.

Macquarie University
1989 – 1989

Junior Year Study Abroad Program. Credits transferred to Degree from Bentley University.

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3rd

Tim O'Shea

Vice President Business Development at I-PASS Patient Safety Institute

I-PASS Patient Safety Institute • University of Detroit Mercy

Greater Boston Area • 500+

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-High level medical device executive with broad range of experience developing and managing a portfolio of investments in private companies, New Business Development, Corporate Project Management, International Mar…

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Experience

Vice President Business Development
I-PASS Patient Safety Institute
2016 – Present • 1 yr
Framingham, MA

•Developed, manage and administer solutions for hospital and system wide adoption of the proven
I-PASS Handoff Program
•Developed solutions and programs to scale this highly effective and proven handoff process
•Helped create SasS software solutions to operationalize handoff program
•Member of Board, I-PASS Patient Safety Institute, Inc.

www.ipassinstitute.com

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SCA Corp
2012 – Present • 5 yrs
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Health care industry consultant, focusing on strategy, M+A, business development, sales and marketing.

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Cutera Inc
2004 – Present • 13 yrs

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OXO Capital
May 2008 – 2014 • 6 yrs
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Provide advisory services to medical device companies to accelerate the value creation process including overall business strategy, leading interaction with strategic buyers, funding, establishment of Advisory Boards, licensing and identification of high level human capital.

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Education

University of Detroit Mercy
BA, History



3rd

William Floyd

CEO: I-PASS Patient Safety Institute, Inc.

I-PASS Patient Safety Institute, Inc. • University of Vermont

Greater Boston Area • 500+

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•Executive leader with global operating and P&L experience in medical devices, patient monitoring, capital equipment, and hospital software systems •Experienced in both Fortune 500 companies and early stage developm…

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Experience

CEO
I-PASS Patient Safety Institute, Inc.
2016 – Present • 1 yr
161 Worchester Road, suite 402 Framingham, MA 01701

•Developed, manage and administer solutions for hospital and system wide adoption of the proven
I-PASS Handoff Program
•Developed solutions and programs to scale this highly effective and proven handoff process
•Helped create SasS software solutions to operationalize handoff program
•Member of Board, I-PASS Patient Safety Institute, Inc.

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CSA Medical Inc
Nov 2010 – Jun 2015 • 4 yrs 8 mos
Lexington MA

EVP, Worldwide Sales and Marketing
Aspect Medical Systems
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VP, US Sales ,Patient Monitoring
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2009 – 2009 • less than a year

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1996 – 2002 • 6 yrs

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Learn the skills William has

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We have used FBN for three construction jobs. He has a fabalous crew of professionals. If you are looking for excellent high end quality work than FBN is your group.

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Zac Zeitlin

Managing Partner, New Ground Ventures

New Ground Ventures • The University of Texas at Austin

Westport, Connecticut • 500+

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NGV is a venture capital investment platform established to fund and support breakthrough companies. We form strong relationships with world-class entrepreneurs, seek out highly innovative products and services, in large markets, that address significant customer needs, and provide value beyond capital. We opportunistically invest from the early seed stage to businesses with as much as $10 million in sales, with a particular focus on food, health and wellness, education and technology.

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The University of Texas at Austin
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1993 – 1997

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